Exhibit (a)(1)(A)

AB Private Credit Investors Corporation

Offer to Purchase for Cash

Up to 1,267,852.231 Shares of its Common Stock

at a Purchase Price Per Share of Common Stock Equal to

$9.97, which price was our Net Asset Value per Share as of March 31, 2019

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 25, 2019, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

AB Private Credit Investors Corporation, an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Fund,” “AB PCIC,” “we” or “us”), is offering to purchase for cash up to 1,267,852.231 of its shares of common stock, par value $0.01 per share (the “Shares”), at a price per Share equal to $9.97 (the “Purchase Price”), which price was our net asset value per Share as of March 31, 2019, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase, dated May 17, 2019 (this “Offer to Purchase”), and the related Notice of Intent to Tender (the “Notice of Intent,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer will expire at 5:00 p.m., New York City time, on June 25, 2019, unless the Offer is extended or withdrawn. To tender your Shares you must follow the procedures described in the Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

As a result of the Fund’s stockholders approving the reduction of the asset coverage ratio applicable to the Fund from 200% to 150% on September 26, 2018, the Small Business Credit Availability Act (the “SBCAA”) requires the Fund to extend to its stockholders as of such date (the “Stockholder Vote Date”) the opportunity to sell the Shares held by that stockholder as of the Stockholder Vote Date, with 25% of those Shares to be repurchased in each of the four calendar quarters following the calendar quarter in which the approval was obtained. The requirement of the SBCAA is to extend to stockholders as of the Stockholder Vote Date the opportunity for the Fund to repurchase their shares owned on the Stockholder Vote Date. However, because we are continuously offering our Shares to stockholders, we are extending this Offer to the stockholders as of the Stockholder Vote Date with respect to all of the Shares owned as of November 27, 2018. The first opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund closed on December 27, 2018 (the “First Quarterly Offer”), and the second opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund closed on March 26, 2019 (the “Second Quarterly Offer”). The Offer is the third opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund in accordance with the terms of the SBCAA.

The Fund is offering to repurchase up to 25% of each stockholder’s total number of Shares held as of November 27, 2018 (the “Stockholder Cap”). The Fund is not required to repurchase any tendered Shares in excess of the Stockholder Cap and, therefore, the Fund is not required to repurchase, and will not repurchase, any tendered Shares to the extent those Shares are, in the aggregate, in excess of 1,267,852.231 which represents 25% of the issued and outstanding Shares as of November 27, 2018 (the “Fund Cap”). In accordance with the SBCAA, in addition to the Offer, the Fund conducted the First Quarterly Offer in the fourth quarter of 2018, the Second Quarterly Offer in the first quarter of 2019, and the Fund also expects to commence an additional tender offer in the third quarter of 2019 (the “Future Tender Offer”). The Fund expects that the Future Tender Offer will be on substantially similar terms and conditions as the Offer (with the Future Tender Offer being made at the net asset per share determined by the Board of Directors in the Fund’s most recently published quarterly report on Form 10-Q) such that if a stockholder properly tendered and did not properly withdraw a number of Shares equal to the Stockholder Cap in the First Quarterly Offer and the Second Quarterly Offer, and tenders and does not properly withdraw a number of Shares equal to the Stockholder Cap in the Offer and the Future Tender Offer, 100% of such stockholder’s Shares as of November 27, 2018 will be repurchased by the Fund. For further information on the Stockholder Cap, the Fund Cap, the First Quarterly Offer, the Second Quarterly Offer and the Future Tender Offer, see Sections 1 and 2.

The Fund is continuously offering Shares pursuant to commitments from stockholders. If a stockholder tendered Shares up to the Stockholder Cap in both of the First Quarterly Offer and the Second Quarterly Offer, subject to certain conditions set forth in this Offer to Purchase, such stockholder may not be required to fund any remaining commitments they have for future capital contributions to the Fund, including any that may be outstanding prior to the expiration of the Offer (the “Commitment Release”). For stockholders that tendered Shares equal to the Stockholder Cap in both of the First Quarterly Offer and the Second Quarterly Offer, in order to maintain the Commitment Release such stockholder must properly tender, and not properly withdraw, Shares equal to the Stockholder Cap in this Offer and the Future Tender Offer. If a stockholder fails to tender all of their remaining Shares in this Offer or the Future Tender Offer, the Commitment Release will be null and void, and the stockholder’s capital commitment may be enforced by the Fund. Following any invalidation of the Commitment Release, such stockholder will be required to fund future capital call notices in exchange for Shares. For further information on how the Fund will treat outstanding capital call subscriptions if a stockholder tenders any Shares in the Offer, see Sections 1 and 2.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. If any tendered Shares are not purchased for any reason, the Notice of Intent with respect to such Shares not purchased will be of no force or effect. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

Subject to the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

We expect to use available cash and/or may use borrowings under the Fund’s revolving credit facility to fund any purchases of Shares in the Offer and to pay all related fees and expenses. See Section 8.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS OR AB PCI (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF OUR CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13), WE WILL WITHHOLD ON THE PAYMENT OF CASH FOR YOUR TENDERED SHARES. SEE SECTION 13. WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU TENDERING YOUR SHARES.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions and requests for assistance by stockholders may be directed to the Fund, at the address listed below, or to your financial advisor.

AB Private Credit Investors Corporation

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 969-1000

PLEASE DISCUSS THIS OFFER TO PURCHASE WITH YOUR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT DECISION.

Offer to Purchase dated May 17, 2019

IMPORTANT

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF AB PCIC OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE NOTICE OF INTENT. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, AB PRIVATE CREDIT INVESTORS, LLC, THE FUND’S INVESTMENT ADVISER (“AB PCI”) OR ANY OF OUR OR THEIR RESPECTIVE AFFILIATES.

THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

If you want to tender any portion of your Shares, you must do one of the following prior to 5:00 p.m. New York City time on June 25, 2019, or any later time and date to which the Offer may be extended: complete and sign the Notice of Intent (or an originally signed photocopy of the Notice of Intent (facsimile signatures will not be accepted)) according to its instructions and deliver it (by regular mail, overnight courier or hand delivery), together with any other documents required by the Notice of Intent, to their Bernstein financial advisor. If you do not have a Bernstein financial advisor, the Notice of Intent should be sent to the Fund’s transfer agent, AllianceBernstein Investor Services, Inc., at the address shown on the Notice of Intent.

Stockholders properly tendering can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to the provisions relating to cutbacks).

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase (as defined below), but you should realize that it does not describe all of the details of the Offer (as defined below) to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Notice of Intent (as defined below) and the other documents related to the Offer. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Shares?

AB Private Credit Investors Corporation, which we refer to as the “Fund,” “AB PCIC,” “we” or “us.”

What will be the purchase price for the Shares and what will be the form of payment?

We are offering to purchase for cash up to 1,267,852.231 of our shares of common stock, par value $0.01 per share (the “Shares”), pursuant to tenders at a price per Share equal to $9.97 (the “Purchase Price”), which price was our net asset value per Share as of March 31, 2019, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase, dated May 17, 2019 (this “Offer to Purchase”), and the related Notice of Intent to Tender (the “Notice of Intent,” which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder.

How many Shares is AB PCIC offering to purchase?

We are offering to purchase, at the Purchase Price, up to 25% of each stockholder’s total number of Shares held as of November 27, 2018 (the “Stockholder Cap”). The Fund is not required to repurchase any tendered Shares in excess of the Stockholder Cap and, therefore, the Fund is not required to repurchase, and will not repurchase, any tendered Shares to the extent those Shares are, in the aggregate, in excess of 1,267,852.231 which represents 25% of the issued and outstanding Shares as of November 27, 2018 (the “Fund Cap”).

The Fund expects that, in accordance with the requirements of Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), in addition to this Offer and the tender offers that the Fund closed on December 27, 2018 (the “First Quarterly Offer”) and on March 26, 2019 (the “Second Quarterly Offer”), the Fund will commence an additional tender offer in the third quarter of 2019 (the “Future Tender Offer”). In accordance with the Small Business Credit Availability Act (the “SBCAA”), the Fund conducted the First Quarterly Offer, which closed on December 27, 2018, and the Second Quarterly Offer, which closed on March 26, 2019. The Fund expects that the Future Tender Offer will be on substantially similar terms and conditions as the First Quarterly Offer, the Second Quarterly Offer and the Offer (with the Future Tender Offer being made at the net asset per share determined by the Board of Directors in the Fund’s most recently published quarterly report on Form 10-Q) such that if a stockholder properly tenders and does not properly withdraw a number of Shares equal to the Stockholder Cap in the Offer, the First Quarterly Offer, the Second Quarterly Offer and the Future Tender Offer, 100% of such stockholder’s Shares as of November 27, 2018 will be subject to repurchase by the Fund as required by the SBCAA. Any description of a future tender offer that has not yet commenced is provided for informational purposes only, and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. Upon the commencement of any tender offer, the Fund plans to file similar tender offer documents (including but not limited to a Tender Offer Statement on Schedule TO containing such offer to purchase and other documents relating to the tender offer). See Section 1.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

How was the Purchase Price under the Offer determined?

We determined the Purchase Price under the Offer based on consultations among our management, our professional advisors and our Board of Directors. Based on such consultations, we concluded that $9.97, which price was our net asset value per Share as of March 31, 2019 as determined by our Board of Directors and published in our quarterly report on Form 10-Q filed on May 15, 2019, is representative of the per share value of the Shares and within the range at which (a) our stockholders might sell their Shares to us and (b) we can prudently affect repurchases for the benefit of the Fund. The actual value of our Shares may be lower or higher than the Purchase Price.

How will AB PCIC pay for the Shares?

We will pay for your properly tendered and not properly withdrawn Shares by delivering the Purchase Price in cash, less any applicable withholding taxes and without interest, to your brokerage account at Sanford C. Bernstein. In all cases, payment for properly tendered Shares will be made only after timely receipt by your financial advisor of a properly completed and duly executed Notice of Intent, and other documents required by the Notice of Intent. See Sections 3 and 5.

We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. See Sections 1, 3 and 4.

We expect to fund any purchases of Shares pursuant to the Offer, including related fees and expenses, from available cash and/or borrowings under our revolving credit facility. The Offer is not conditioned upon the receipt of financing. See Section 8.

How long do I have to tender my Shares?

You may tender your Shares until the Offer expires at 5:00 p.m., New York City time, on June 25, 2019, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”). See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Shares that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Sections 6 and 14.

How will I be notified if the Offer is extended, amended or terminated?

If the Offer is extended, we will issue a press release or other public announcement announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will announce any other amendment to or termination of the Offer by promptly issuing a press release or other public announcement announcing the amendment or termination. See Section 14.

What is the purpose of the Offer?

On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law. The SBCAA, among other things, modifies Section 61(a) of the 1940 Act to reduce the required asset coverage ratio applicable to business development companies like the Fund from 200% to 150% subject to certain approval, time, disclosure and stockholder liquidity requirements. On July 5, 2018, our Board of Directors voted to approve the adoption of the reduced asset coverage ratio and separately recommended that investors approve the reduced asset coverage requirements at the 2018 annual meeting of stockholders. On September 26, 2018 (the “Stockholder Vote Date”), the Fund’s stockholders voted to approve the adoption of the reduced asset coverage ratio, effective September 27, 2018.

Pursuant to Section 61(a) of the 1940 Act, because the Fund is not an issuer of common equity securities that are listed on a national securities exchange, we are required to extend the opportunity to sell the securities held by stockholders as of the applicable approval date, with 25% of those securities to be repurchased in each of the four calendar quarters following the calendar quarter in which the applicable approval takes place. Because the Fund is continuously offering its Shares, the Fund is complying with such repurchase requirement by extending the First Quarterly Offer, the Second Quarterly Offer, this Offer and the Future Tender Offer to the stockholders as of the Stockholder Vote Date with respect to all of the Shares of each stockholder owned as of November 27, 2018.

What did the Board of Directors consider in authorizing the Offer?

The Offer and the Future Tender Offer are required by the SBCAA as a result of the reduction of the asset coverage ratio applicable to the Fund from 200% to 150%. In approving the reduced asset coverage ratio and recommending that the Fund’s stockholders adopt it, our Board of Directors carefully considered that the Fund would be required to commence the Offer, the First Quarterly Offer, the Second Quarterly Offer and the Future Tender Offer. Our Board

of Directors also consulted with and received the advice of AB PCI and legal advisors, and considered a number of factors that it believed supported its determination. For additional information regarding our Board of Directors’ reasons for approving the reduced asset coverage ratio and related risk, see the Fund’s definitive proxy statement, as filed with the SEC on August 21, 2018.

If I participate in the Offer, will my outstanding capital commitments be affected?

Stockholders who properly tendered, and did not properly withdraw, a number of Shares equal to at least the Stockholder Cap in both of (i) the First Quarterly Offer and (ii) the Second Quarterly Offer may not be required to fund any remaining commitments they have for future capital contributions to the Fund, including any that may be outstanding prior to the expiration of the Offer (the “Commitment Release”). For stockholders that tendered Shares equal to the Stockholder Cap in both of (i) the First Quarterly Offer and (ii) the Second Quarterly Offer, in order to maintain the Commitment Release, such stockholder must properly tender, and not properly withdraw, Shares equal to the Stockholder Cap in this Offer and the Future Tender Offer. If a stockholder fails to tender all of their remaining Shares in this Offer or the Future Tender Offer, the Commitment Release will be null and void, and the stockholder’s capital commitment may be enforced by the Fund. Following any invalidation of the Commitment Release, such stockholder will be required to fund future capital call notices in exchange for Shares.

What are the conditions to the Offer?

Our obligation to accept for payment and pay for Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) on or prior to the Expiration Date, including that:

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no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (1) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer, (2) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares, (3) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates, or (4) otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Shares;

•

our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

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no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (1) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable, (2) is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer, (3) materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer, (4) seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders, or (5) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our subsidiaries or affiliates;

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no general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

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no commencement or escalation, on or after May 17, 2019, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States or any other jurisdiction in which AB PCIC or any of its subsidiaries maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

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no change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of AB PCIC and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

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no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of AB PCIC or any of its subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on AB PCIC and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

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no decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on May 17, 2019 shall have occurred;

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no tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving AB PCIC or any of its subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;

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we shall not have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before May 17, 2019), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before May 17, 2019, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

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no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment; or

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we do not determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

The Offer is subject to these conditions, all of which are also described in Section 6. Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered.

How do I tender my Shares?

If you want to tender all or any portion of your Shares, you must complete and sign the Notice of Intent according to its instructions and mail (via certified mail return receipt requested), fax or hand deliver it, together with any other documents required by the Notice of Intent, to your financial advisor prior to the Expiration Date. If you do not have a Bernstein financial advisor, you should send the Notice of Intent and any other documents required by the Notice of Intent to AllianceBernstein Investor Services, Inc. (“ABIS”) at the following address: 1345 Avenue of the Americas, Attn: Private Client, 40th Floor, New York, NY 10105, fax no. (212) 407-5850, so that it is received prior to the Expiration Date. If you choose to fax the Notice of Intent, you should mail the original Notice of Intent promptly after it is faxed (the original does not have to be received before the deadline). See Section 3.

We recommend that you consult your financial advisor to determine the status of your account and the best way to tender your Shares. If you have any questions related to the status of the Shares in your registered account, or need to confirm the number of Shares held in your registered account, please contact your financial advisor. If you have any questions related to how that status impacts how you may tender your Shares, please contact ABIS at (212) 969-1000. See Section 3 and the instructions to the Notice of Intent.

The method of delivery of all documents, including the Notice of Intent and any other required documents, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by your financial advisor or ABIS, as applicable. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU WANT TO TENDER ANY PORTION OF YOUR SHARES, YOU MUST DELIVER THE NOTICE OF INTENT AND OTHER REQUIRED DOCUMENTS TO YOUR FINANCIAL ADVISOR OR ABIS. ANY DOCUMENTS DELIVERED TO THE FUND OR ANY OTHER PERSON WILL NOT BE FORWARDED TO YOUR FINANCIAL ADVISOR AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Has the Board of Directors or AB PCIC adopted a position on the Offer?

Our Board of Directors has authorized the Offer. However, none of the Fund, any member of our Board of Directors, AB Private Credit Investors, LLC, the Fund’s investment adviser (“AB PCT’) or any of their respective affiliates has made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and how many Shares to tender. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and the Notice of Intent, including the purposes and effects of the Offer. You are urged to discuss your decision with your financial advisor and/or tax advisor. See Section 2.

What happens if the number of Shares tendered in the Offer exceeds the Stockholder Cap or the Fund Cap?

We will not purchase more than 25% of the Shares held by any stockholder based on the number of Shares held by such stockholder on November 27, 2018 (the “Stockholder Cap”). As a result, if a stockholder attempts to tender in excess of the Stockholder Cap, the Fund will only purchase 25% of the individual stockholder’s aggregate Shares, and any additional Shares tendered by the stockholder will be returned to the stockholder. See Sections 1, 3, 4 and 5.

As a result of the Stockholder Cap, the Fund will not be required to purchase an aggregate number of Shares in the Offer in excess of 1,267,852.231 Shares (the “Fund Cap”), which represents 25% of the total number of Shares outstanding on November 27, 2018.

Because of the cutback provisions described above, it is possible that we will not purchase all of the Shares that you tender.

Once I have tendered Shares in the Offer, can I withdraw my tender?

Yes. You may withdraw your tendered Shares at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on July 16, 2019. See Section 4.

Note that if you failed to tender Shares equal to your Stockholder Cap in the First Quarterly Offer and the Second Quarterly Offer, or if you tendered Shares equal to your Stockholder Cap in the First Quarterly Offer and the Second Quarterly Offer but then withdraw any of your Shares tendered in the Offer such that you have not properly tendered a number of Shares equal to the Stockholder Cap in the Offer, then you will not be eligible for the Commitment Release described herein. See Section 1.

How do I withdraw Shares previously tendered?

To properly withdraw your previously tendered Shares, you must deliver (by regular mail, overnight courier or hand delivery), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) (attached as Exhibit (a)(1)(C) to the Tender Offer Statement on Schedule TO (the “Schedule TO”). To obtain a Notice of Withdrawal, please contact your financial advisor. If you do not have a Bernstein financial advisor, please contact ABIS at (212) 969-1000. See Section 4.

What will happen if I do not tender my Shares?

Stockholders who do not participate in the Offer will retain their Shares and, if the Fund completes the Offer, their relative ownership interest in the Fund will automatically increase. In addition, such stockholders will continue to be required to make capital contributions to purchase Shares each time the Fund delivers a capital call notice. See Section 2.

When and how will AB PCIC pay for my tendered Shares that are accepted for payment pursuant to the Offer?

We will announce the preliminary results of the Offer, including preliminary information about any expected cutbacks, and pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Shares we accepted for payment promptly after the Expiration Date. In the event of cutbacks, the Fund will determine the cutback factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. We will pay for the Shares accepted for payment by depositing the aggregate purchase price in cash to your brokerage account at Sanford C. Bernstein promptly after the Expiration Date. See Section 5.

What is the market price for the Shares?

The Shares are not currently traded on an established trading market. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Fund as evidenced by any Share price or net asset value appreciation (or depreciation) and any payment of distributions on the Shares.

Will I have to pay brokerage fees and commissions if I tender my Shares?

If you are a holder of record of your Shares and you tender your Shares directly to your financial advisor (or, if you do not have a Bernstein financial advisor, to ABIS), you will not incur any brokerage fees or commissions. See Section 3.

What is the accounting treatment of the Offer?

The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. See Section 15.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

We are not aware of any other approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Sections 6 and 12.

What are the material U.S. federal income tax consequences if I tender my Shares?

Generally, if you are a U.S. Holder (as defined in Section 13), the receipt of cash from us in exchange for the Shares you tender in the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of cash for your tendered Shares will generally be treated for U.S. federal income tax purposes either as (1) proceeds from a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Fund. If you are a U.S. Holder, you should complete the IRS (“Internal Revenue Service”) Form W-9 included as part of the Notice of Intent. Any tendering stockholder or other payee who is a U.S. Holder and who fails to timely complete, sign and return to your financial advisor, or, if you do not have a Bernstein financial advisor, ABIS, the IRS Form W-9 included in the Notice of Intent (or such other IRS form as may be applicable) may be subject to U.S. backup withholding tax. See Section 3. Non-U.S. Holders (as defined in Section 13) are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for Shares. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Shares?

If you instruct the Fund in the Notice of Intent to make the payment for the tendered Shares to the registered holder, you will not incur any stock transfer tax for any Shares that are accepted in the Offer. See Section 5.

Whom do I contact if I have questions about the Offer?

Questions and requests for assistance by stockholders may be directed to your financial advisor. If you do not have a Bernstein financial advisor, you may contact ABIS at (212) 969-1000. You may request additional copies of this Offer to Purchase, the Notice of Intent and the other documents related to the Offer from your financial advisor, or, if you do not have a Bernstein financial advisor, from ABIS at (212) 969-1000. Such additional copies of these materials will be promptly furnished to stockholders at the Fund’s expense.

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This Offer to Purchase may include forward-looking statements. Words like “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. These beliefs, expectations and assumptions are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters;

•	future changes in laws or regulations and conditions in our industry; and

•	the ability to complete the Offer.

Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements and projections contained in this Offer to Purchase are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.

INTRODUCTION

To the Stockholders of AB Private Credit Investors Corporation:

AB Private Credit Investors Corporation (the “Fund,” “AB PCIC,” “we” or “us”) invites its stockholders to tender their shares of its common stock, par value $0.01 per share (the “Shares”) for purchase by the Fund. Upon the terms and subject to the conditions of this Offer to Purchase, dated May 17, 2019 (this “Offer to Purchase”), and the related Notice of Intent to Tender (the “Notice of Intent,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), we are offering to purchase for cash up to 1,267,852.231 Shares pursuant to tenders at a price per Share equal to $9.97 (the “Purchase Price”), which price was our net asset value per Share as of March 31, 2019, net to the seller in cash, less any applicable withholding taxes and without interest.

The Offer will expire at 5:00 p.m., New York City time, on June 25, 2019, unless the Offer is extended or withdrawn (such date and time, as they may be extended, the “Expiration Date”). To tender your Shares you must follow the procedures described in this Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

As a result of the Fund’s stockholders approving the reduction of the asset coverage ratio applicable to the Fund from 200% to 150% on September 26, 2018, the Small Business Credit Availability Act (the “SBCAA”) requires the Fund to extend to its stockholders as of such date (the “Stockholder Vote Date”) the opportunity to sell the Shares held by that stockholder as of the Stockholder Vote Date, with 25% of those Shares to be repurchased in each of the four calendar quarters following the calendar quarter in which the approval was obtained. The requirement of the SBCAA is to extend to stockholders as of the Stockholder Vote Date the opportunity for the Fund to repurchase their shares owned on the Stockholder Vote Date. However, because we are continuously offering our Shares to stockholders, we are extending this Offer to the stockholders as of the Stockholder Vote Date with respect to all of the Shares owned as of November 27, 2018. The first opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund closed on December 27, 2018 (the “First Quarterly Offer”) , and the second opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund closed on March 26, 2019 (the “Second Quarterly Offer”). The Offer is the third opportunity for the Fund’s stockholders to have a portion of their Shares repurchased by the Fund in accordance with the terms of the SBCAA.

The Fund is offering to repurchase up to 25% of each stockholder’s total number of Shares held as of November 27, 2018 (the “Stockholder Cap”). The Fund is not required to repurchase any tendered Shares in excess of the Stockholder Cap and, therefore, the Fund is not required to repurchase, and will not repurchase, any tendered Shares to the extent those Shares are, in the aggregate, in excess of 1,267,852.231, which represents 25% of the issued and outstanding Shares as of November 27, 2018 (the “Fund Cap”). In accordance with the SBCAA, in addition to the Offer, the Fund conducted the First Quarterly Offer in the fourth quarter of 2018, the Second Quarterly Offer in the first quarter of 2019, and the Fund also expects to commence an additional tender offer in the third quarter of 2019 (the “Future Tender Offer”). The Fund expects that the Future Tender Offer will be on substantially similar terms and conditions as the Offer (with the Future Tender Offer being made at the net asset per share determined by the Board of Directors in the Fund’s most recently published quarterly report on Form 10-Q) such that if a stockholder properly tendered and did not properly withdraw a number of Shares equal to the Stockholder Cap in the First Quarterly Offer and the Second Quarterly Offer, and tenders and does not properly withdraw a number of Shares equal to the Stockholder Cap in the Offer and the Future Tender Offer, 100% of such stockholder’s Shares as of November 27, 2018 will be repurchased by the Fund. For further information on the Stockholder Cap, the Fund Cap, the First Quarterly Offer, the Second Quarterly Offer and the Future Tender Offer, see Sections 1 and 2

The Fund is continuously offering Shares pursuant to commitments from stockholders. If a stockholder tendered Shares up to the Stockholder Cap in both of (i) the First Quarterly Offer and (ii) the Second Quarterly Offer, subject to certain conditions set forth in this Offer to Purchase, such stockholder may not be required to fund any remaining commitments they have for future capital contributions to the Fund, including any that may be outstanding prior to the expiration of the Offer (the “Commitment Release”). For stockholders that tendered Shares equal to the Stockholder Cap in both of the First Quarterly Offer and the Second Quarterly Offer, in order to maintain the Commitment Release such stockholder must properly tender, and not properly withdraw, Shares equal to the Stockholder Cap in this Offer and the Future Tender Offer. If a stockholder fails to tender all of their remaining Shares in this Offer or the Future Tender Offer, the Commitment Release will be null and void, and the stockholder’s capital commitment may be enforced by the Fund. Following any invalidation of the Commitment Release, such stockholder will be required to fund future capital call notices in exchange for Shares. For further information on how the Fund will treat outstanding capital call subscriptions if a stockholder tenders any Shares in the Offer, see Sections 1 and 2.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. If any tendered Shares are not purchased for any reason, the Notice of Intent with respect to such Shares not purchased will be of no force or effect. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

Subject to the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE FUND, ANY MEMBER OF OUR BOARD OF DIRECTORS, AB PCI (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in the tender of more than the Fund Cap, we will purchase Shares from all stockholders who properly tender Shares up to 25% of each stockholder’s Shares until we have purchased Shares resulting in an aggregate purchase of up to 1,267,852.231 Shares in the aggregate. We will not purchase more than the Stockholder Cap, which amount is based on the number of Shares held by such stockholder on November 27, 2018. As a result, if a stockholder attempts to tender in excess of the Stockholder Cap, the Fund will only purchase 25% of the individual stockholder’s aggregate Shares as of November 27, 2018, and any additional Shares tendered by the stockholder will be returned to the stockholder. See Sections 1, 3, 4 and 5. Because of the cutback provisions described above, we may not purchase all of the Shares that you tender. See Section 1.

The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering stockholders for all Shares purchased. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to their financial advisor, or if a tendering stockholder does not have a Bernstein financial advisor, to AllianceBernstein Investor Services, Inc. (“ABIS”), will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5, stock transfer taxes on the purchase of Shares by us pursuant to the Offer. See Section 3.

Also, any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) and who fails to timely complete, sign and return to its financial advisor, or, if such stockholder does not have a Bernstein financial advisor, ABIS, the Internal Revenue Service (“IRS”) Form W-9 included with the Notice of Intent (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer. See Section 3. Also, see Section 13 regarding the material U.S. federal income tax consequences of the Offer.

The Shares are not currently traded on an established trading market. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Fund as evidenced by any Share price or net asset value appreciation (or depreciation) and any payment of distributions on the Shares. See Section 7.

As of November 27, 2018, there were 5,071,408.922 issued and outstanding Shares, and as of May 17, 2019, there were 8,751,727.657 issued and outstanding Shares. If the Offer is fully subscribed, we could purchase 1,267,852.231 Shares, which would represent 25% of the issued and outstanding Shares as of November 27, 2018. Each stockholder is eligible to tender up to 25% of the issued and outstanding Shares held by that stockholder as of as of November 27, 2018. See Section 1.

References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America.

This Offer to Purchase and Notice of Intent contain important information, and you should carefully read both in their entirety before you make a decision with respect to the Offer.

THE OFFER

1. Number of Shares; Purchase Price; Cutbacks

General. Upon the terms and subject to the conditions of the Offer, we are offering to purchase up to 1,267,852.231 Shares (which is equal to the aggregate of Shares equal to the sum of the Stockholder Cap for each stockholder of the Fund) pursuant to tenders at a price per Share equal to $9.97 (the “Purchase Price”), which price was our net asset value per Share as of March 31, 2019, net to the seller in cash, less any applicable withholding taxes and without interest. The Fund is not required to, nor will the Fund, repurchase any Shares properly tendered and not properly withdrawn in excess of the Stockholder Cap. The Fund is extending this offer to the stockholders of the Fund as of September 26, 2018 with respect to all of the Shares owned by such stockholder as of November 27, 2018.

The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. To tender your Shares you must follow the procedures described in this Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

Only Shares properly tendered, and not properly withdrawn, will be purchased. However, because of the cutback provisions described in this Offer to Purchase, all of the Shares properly tendered and not properly withdrawn may not be purchased if those Shares are, in the aggregate, in excess of the Fund Cap, or on an individual stockholder basis, in excess of the Stockholder Cap. All Shares tendered and not purchased in the Offer, including Shares not purchased because of cutbacks, will be returned to the tendering stockholders at our expense promptly following the Expiration Date.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares that are tendered by any tendering stockholder.

If we increase or decrease the Purchase Price or decrease the number of Shares that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14.

Stockholders properly tendering can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to provisions relating to cutbacks described in this Offer to Purchase).

Shares acquired pursuant to the Offer will be acquired by AB PCIC free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to stockholders of record on or prior to the date on which the Shares are accepted for payment pursuant to the Offer shall be for the account of such stockholders.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Capital Commitment. If a stockholder tendered Shares up to the Stockholder Cap in both of (i) the First Quarterly Offer and (ii) the Second Quarterly Offer, then subject to certain conditions set forth in this Offer to Purchase, such stockholder may be eligible for the “Commitment Release,” pursuant to which such stockholder would not be required to fund any remaining commitments they have for future capital contributions to the Fund that are required to be made by the stockholder pursuant to the stockholder’s subscription agreement and the Fund, including any capital call made pursuant to the capital commitment that may be outstanding prior to the expiration of the Offer. For stockholders that tendered Shares equal to the Stockholder Cap in both of the First Quarterly Offer and the Second Quarterly Offer, in order to maintain the Commitment Release, such stockholder must properly tender, and not properly withdraw, Shares equal to the Stockholder Cap in this Offer and the Future Tender Offer. If a stockholder fails to tender all of their remaining Shares in this Offer or the Future Tender Offer, the Commitment Release will be null and void, and the stockholder’s capital commitment may be enforced by the Fund. Following any invalidation of the Commitment Release, such stockholder will be required to fund future capital call notices in exchange for Shares.

Cutbacks. Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in the tender of more than the Fund Cap, we will purchase all Shares properly tendered and not properly withdrawn by each stockholder up to each stockholder’s Stockholder Cap, until we have purchased Shares resulting in an aggregate tender of up to 1,267,852.231 Shares.

Upon the terms and subject to the conditions of the Offer, we will not purchase more than 25% of the Shares held by any stockholder based on the number of Shares held by such stockholder on November 27, 2018. As a result, if a stockholder attempts to tender in excess of the Stockholder Cap, the Fund will only purchase 25% of the individual stockholder’s aggregate Shares as of November 27, 2018, and any additional Shares tendered by the stockholder will be returned to the stockholder.

As a result of the cutbacks applicable to the purchase of Shares tendered, it is possible that all of the Shares that a stockholder tenders in the Offer may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares will be purchased.

If any cutback of tendered Shares is required, the Fund will determine the cutback factor promptly following the Expiration Date. Cutbacks for each stockholder tendering Shares will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by a stockholder to the total number of Shares held by that stockholder. In the event of cutbacks, the Fund will determine the cutback factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. The preliminary results of cutbacks, if any, will be announced promptly after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary cutback information from their financial advisor, or, if the stockholder does not have a Bernstein financial advisor, ABIS, and also may be able to obtain the information from their brokers.

As described in Section 13, the extent to which a stockholder’s Shares are purchased pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder’s decision whether to tender Shares. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

This Offer to Purchase and the Notice of Intent will be mailed to record holders of the Shares upon request.

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

2. Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals

Purpose of the Offer

On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law. The SBCAA, among other things, modifies Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), to reduce the required asset coverage ratio applicable to business development companies like the Fund from 200% to 150% subject to certain approval, time, disclosure and stockholder liquidity requirements. On July 5, 2018, our Board of Directors voted to approve the adoption of the reduced asset coverage ratio and separately recommended that investors approve the reduced asset coverage requirements at the 2018 annual meeting of stockholders. On September 26, 2018 (the “Stockholder Vote Date”), the Fund’s stockholders voted to approve the adoption of the reduced asset coverage ratio, effective September 27, 2018.

Pursuant to Section 61(a) of the 1940 Act, because the Fund is not an issuer of common equity securities that are listed on a national securities exchange, we are required to extend the opportunity to sell the securities held by stockholders as of the applicable approval date, with 25% of those securities to be repurchased in each of the four calendar quarters following the calendar quarter in which the applicable approval takes place. The Offer is the third opportunity for the Fund’s stockholders to sell their Shares to the Fund in accordance with the SBCAA, following the First Quarterly Offer, which commenced on November 27, 2018 and closed on December 26, 2018, and the Second Quarterly Offer, which commenced on February 22, 2019 and closed on March 26, 2019.

Additionally, the Fund enters into separate subscription agreements with each stockholder, which requires each stockholder to make a capital commitment to purchase Shares. Investors are required to make capital contributions to purchase Shares each time the Fund delivers a capital call notice, which is based on the Fund’s anticipated investment activities and capital needs. The requirement of the SBCAA is to extend to stockholders as of the Stockholder Vote Date the opportunity to sell the Shares held by that stockholder as of the Stockholder Vote Date. However, because we are continuously offering our Shares to stockholders the Fund is extending this Offer to the stockholders as of the Stockholder Vote Date with respect to all of the Shares owned as of November 27, 2018, and will permit stockholders to tender up to 25% of their shares held as of that date. As described in Section 1, stockholders who properly tendered Shares equal to the Stockholder Cap in both of (i) the First Quarterly Offer and (ii) the Second Quarterly Offer, and who properly tender and do not properly withdraw Shares in an amount equal to the Stockholder Cap in the Offer will be subject to the Commitment Release, provided that if a stockholder fails to tender all of their remaining Shares in the Future Tender Offer, the Commitment Release will be null and void, and the stockholder’s capital commitment would be reinstated.

In approving the reduced asset coverage ratio and recommending that the Fund’s stockholders adopt it, our Board of Directors carefully considered that the Fund would be required to commence the Offer, the First Quarterly Offer, the Second Quarterly Offer and the Future Tender Offer. Our Board of Directors also consulted with and received the advice of AB PCI and legal advisors, and considered a number of factors that it believed supported its determination. For additional information regarding our Board of Directors’ reasons for approving the reduced asset coverage ratio and related risk, see the Fund’s definitive proxy statement, as filed with the SEC on August 21, 2018.

The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares. The Offer also provides stockholders with an efficient way to sell their Shares without incurring most broker’s fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Fund will be able to do so by not tendering their Shares in the Offer. If the Fund completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in the Fund and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. After the Offer is completed, we believe that our capital structure, including the available balance of our financing facilities and cash flow from operations, will provide us with sufficient liquidity to meet our current operating expenses and other expenses directly associated with our business for the foreseeable future. However, actual experience may differ significantly from our expectations. See “Forward-Looking Statements.” In considering the Offer, our management and our Board of Directors took into account the expected financial impact of the Offer.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE FUND, ANY MEMBER OF OUR BOARD OF DIRECTORS, AB PCI OR ANY OF THEIR RESPECTIVE AFFILIATES MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

Certain Effects of the Offer

Stockholders who do not tender their Shares in the Offer and stockholders who otherwise retain an equity interest in the Fund as a result of a partial tender of Shares or cutbacks will continue to be owners of the Fund. Stockholders who wish to achieve a greater percentage of equity ownership in the Fund will be able to do so by not tendering their Shares in the Offer. If the Fund completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in AB PCIC and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

The Shares are subject to certain restrictions on transfer, as fully set forth in each investor’s separate subscription agreement with the Fund. Nonetheless, it is possible that stockholders may be able to sell non-tendered Shares in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Fund as evidenced by any Share price appreciation (or depreciation) and any payment of distributions on the Shares.

None of our directors or executive officers own Shares of the Fund at this time. To our knowledge, the Fund’s affiliates that own Shares do not intend to tender any of their Shares in the Offer. Therefore, the Offer will increase the proportional holdings of our affiliates.

The Fund’s class of Shares is registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Shares pursuant to the Offer will not result in the deregistration of the class of Shares under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the class of Shares to be eligible for deregistration under the Exchange Act. See Section 6.

Shares we acquire pursuant to the Offer will no longer be outstanding and will constitute authorized but unissued shares of capital stock of the Fund. Rule 13e-4 promulgated under the Exchange Act prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, until at least 10 business days following the Expiration Date.

Plans or Proposals

Except as disclosed or incorporated by reference in this Offer to Purchase, AB PCIC currently has no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving AB PCIC or any of its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of AB PCIC or any of its subsidiaries;

•	any material change in the present distribution rate or policy or capitalization of AB PCIC;

•

any change in the present Board of Directors or management of AB PCIC, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;

•	any other material change in AB PCIC’s corporate structure or business;

•	any class of equity securities of AB PCIC becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•	the suspension of AB PCIC’s obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities of AB PCIC or the disposition by any person of securities of AB PCIC; or

•	any changes in AB PCIC’s charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of AB PCIC.

The Fund currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of special cash distributions. Our Board of Directors intends to declare one special cash distribution, in an aggregate amount of all of the net investment income of the Fund, as determined by the officers of the Fund, for the period April 1, 2019 through June 30, 2019, to stockholders of record on June 26, 2019. The payment of any special cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, we reserve the right to change our plans and intentions at any time as we deem appropriate. After completing the Offer, we may consider various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time on the open market or through privately-negotiated transactions, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer.

3. Procedures for Tendering Shares

Proper Tenders of Shares. You may tender your Shares in the Offer by delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Notice of Intent (or an originally signed photocopy of the Notice of Intent (facsimile signatures will not be accepted)), together with any other required documents to your financial advisor, which must be received by your financial advisor before the Expiration Date. If you do not have a Bernstein financial advisor, the Notice of Intent, together with any other required documents should be sent to ABIS at the following address: 1345 Avenue of the Americas, Attn: Private Client, 40th Floor, New York, NY 10105, fax no. (212) 407-5850.

Method of Delivery. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the financial advisor or ABIS of a properly completed and duly executed Notice of Intent (or an originally signed photocopy of the Notice of Intent (facsimile signatures will not be accepted)), and any other documents required by the Notice of Intent.

The method of delivery of all documents, including the Notice of Intent and any other required documents, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by your financial advisor or ABIS. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES, YOU MUST DELIVER THE NOTICE OF INTENT AND OTHER REQUIRED DOCUMENTS TO YOUR FINANCIAL ADVISOR, OR, IF YOU DO NOT HAVE A BERNSTEIN FINANCIAL ADVISOR, TO ABIS. ANY DOCUMENTS DELIVERED TO US OR ANY OTHER PERSON WILL NOT BE FORWARDED TO YOUR FINANCIAL ADVISOR AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Return of Unpurchased Shares. If any tendered Shares are not purchased or are properly withdrawn prior to the Expiration Date, such Shares will be returned to the tendering stockholder promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, without expense to the stockholder.

U.S. Federal Backup Withholding Tax. Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) pursuant to the Offer must be withheld and remitted to the IRS, unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Fund (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering stockholder that is a U.S. Holder should complete and sign the IRS Form W-9 included as part of the Notice of Intent to provide the information and certification necessary to avoid U.S. federal backup withholding tax, unless the stockholder or other payee otherwise establishes to the satisfaction of the Fund that the stockholder or other payee is not subject to backup withholding tax. An IRS Form W-9 currently on file with the Fund’s transfer agent will not be relied upon to certify as to U.S. residency. If a U.S. Holder does not provide the Fund with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

Certain “exempt recipients” (including, among others, “C corporations” and certain Non-U.S. Holders (as defined in Section 13)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)) signed under penalties of perjury, attesting to that stockholder’s exempt status. See Instruction 8 to the Notice of Intent.

Information reporting to the IRS may also apply to proceeds from the Offer.

Stockholders are urged to consult with their tax advisors regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.

For a more complete discussion of the U.S. federal income tax consequences to tendering stockholders, see Section 13.

Accounting Treatment. The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding.

Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Shares will be determined by AB PCIC, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if AB PCIC’s determinations are challenged by stockholders. AB PCIC reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of AB PCIC’s counsel, be unlawful. AB PCIC also reserves the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date with respect to all tendered Shares in accordance with applicable law. AB PCIC also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares, whether or not AB PCIC waives similar defects or irregularities in the case of any other stockholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by AB PCIC. AB PCIC will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of AB PCIC, AB PCI or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”) for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless, at the time of tender, such person has a “net long position” (i.e., more Shares held in long positions than in short positions) in (1) a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tendering to us within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of Shares (“Equivalent Securities”) that are equal to or greater than the number of Shares tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (a) such stockholder has a “net long position” in a number of Shares or Equivalent Securities at least equal to the Shares being tendered within the meaning of Rule 14e-4 and (b) such tender of Shares complies with Rule 14e-4. Our acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer.

4. Withdrawal Rights

Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless AB PCIC has already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on July 16, 2019. Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable.

Withdrawals. For a withdrawal to be effective, the stockholder’s financial advisor (or, if the stockholder does not have a Bernstein financial advisor, ABIS) must receive (by regular mail, overnight courier or hand delivery), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) (attached as Exhibit (a)(1)(C) to the Tender Offer Statement on Schedule TO (the “Schedule TO”)) at the financial advisor’s address (or, if the stockholder does not have a Bernstein financial advisor, ABIS at the following address: 1345 Avenue of the Americas, Attn: Private Client, 40th Floor, New York, NY 10105, fax no. (212) 407-5850). If you tendered your Shares using more than one Notice of Intent, you may withdraw Shares using either separate Notices of Withdrawal or a combined Notice of Withdrawal specifying the Shares to be withdrawn. To obtain a Notice of Withdrawal, please contact your financial advisor. If you do not have a Bernstein financial advisor, please contact ABIS at (212) 969-1000.

Determination of Validity of Withdrawals. All questions as to the form and validity, including the time of receipt, of any Notice of Withdrawal will be determined by us, in our sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders. We reserve the absolute right to waive any defect or irregularity in the Notice of Withdrawal or method of withdrawal of Shares by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of AB PCIC, AB PCI or any other person will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3. Note that if a stockholder withdraws any of the Shares tendered in the Offer, such stockholder will not be eligible for the Commitment Release described in Section 1.

If we extend the Offer, are delayed in our purchase of Shares, or are unable to purchase Shares pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, your financial advisor, or if you do not have a Bernstein financial advisor, ABIS, may, subject to applicable law, retain tendered Shares on our behalf, and such Shares may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

5. Purchase of Shares and Payment of Purchase Price

For purposes of the Offer, we will be deemed to have accepted for payment, subject to the cutback provisions of the Offer, Shares that are properly tendered and not properly withdrawn, only when, as and if we give oral or written notice to financial advisors of our acceptance of the Shares for payment pursuant to the Offer.

Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per Share for all of the Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made promptly, taking into account any time necessary to determine any cutbacks, but only after timely receipt by your financial advisor, or, if you do not have a Bernstein financial advisor, ABIS, of (1) a properly completed and duly executed Notice of Intent (or an originally signed photocopy of the Notice of Intent (facsimile signatures will not be accepted)) and (2) any other required documents.

We will pay for Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Shares in the Disbursement Account on file for the stockholder.

In the event of cutbacks, the Fund will determine the cutback factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. All Shares tendered and not purchased, including Shares not purchased due to cutbacks, will be credited to the account of the registered stockholder promptly after the Expiration Date or termination of the Offer.

Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Shares pursuant to the Offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to AB PCIC.

6. Conditions of the Offer

The Offer is not conditioned upon the receipt of financing or on a minimum number of Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Shares tendered, subject to the rules promulgated under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

•

there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

•

challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer;

•

seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares;

•

otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates; or

•	that otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Shares;

•

our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

•

any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

•

indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable;

•	is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

•	materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer;

•

seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders; or

•

otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our subsidiaries or affiliates;

•	there shall have occurred any of the following:

•

any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over—the—counter market, the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States;

•

the commencement or escalation, on or after May 17, 2019, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any other jurisdiction in which AB PCIC or any of its subsidiaries maintains an office or conducts business;

•

any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of AB PCIC and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us;

•

any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of AB PCIC or any of its subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on AB PCIC and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us; or

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•

any decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on May 17, 2019;

•

a tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;

•

we shall have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before May 17, 2019), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before May 17, 2019, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

•

any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment; or

•

we determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a regulated investment company (“RIC’) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes.

Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date.

Once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

7. Distributions

Distributions. The following table sets forth the distributions that have been paid and/or declared by our Board of Directors for the periods set forth below on an actual basis:

Period	Amount Declared per Share
Three Months ending March 31, 2019	$0.15
Fiscal Year ending December 31, 2018	$0.56
Fiscal Year ending December 31, 2017	$—

Shares purchased in the Offer no longer will be eligible for receipt of future distributions. The Fund reserves the right to increase its distributions and pay special distributions in cash or in kind. The Fund currently expects that distributions will continue to be declared on a quarterly basis.

The Fund currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of special cash distributions. Our Board of Directors intends to declare one special cash distribution, in an aggregate amount of all of the net investment income of the Fund, as determined by the officers of the Fund, for the period April 1, 2019 through June 30, 2019, to stockholders of record on June 26, 2019. The payment of any special cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

8. Source and Amount of Funds

AB PCIC expects to fund any purchases of Shares pursuant to the Offer, including the related fees and expenses, from available cash and/or borrowings under its secured revolving credit agreement dated as of November 15, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). The Offer is not subject to a financing contingency. If the Offer is fully subscribed, we expect the aggregate purchase price for the Shares in the Offer, together with all related fees and expenses, to be approximately $12.8 million.

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with HSBC Bank USA, National Association (“HSBC”). The initial maximum commitment amount (the “Maximum Commitment”) under the Revolving Credit Facility was $30 million and may be increased in a minimum amount of $10 million and in $5 million increments thereof with the consent of HSBC or reduced upon request of the Fund. As of May 17, 2019, AB PCIC has increased the Maximum Commitment to $50 million. So long as no request for borrowing is outstanding, the Fund may terminate the lenders’ commitments (the “Commitments”) or reduce the Maximum

Commitment by giving prior irrevocable written notice to the Administrative Agent Any reduction of the Maximum Commitments shall be in an amount equal to $10 million or multiples thereof; and in no event shall a reduction by the Fund reduce the Commitments to $35 million or less (in each case, except for a termination of all the Commitments). Proceeds under the Credit Agreement may be used for any purpose permitted under our organizational documents, including general corporate purposes such as the making of investments. The Credit Agreement contains certain customary covenants and events of default, with customary cure and notice provisions. As of May 17, 2019, the Fund is in compliance with these covenants. The Fund’s obligations under the Credit Agreement are secured by the capital commitments made by investors in the Fund, and capital contributions to the Fund.

Borrowings under the Credit Agreement bear interest, at the Fund’s election at the time of drawdown, at a rate per annum equal to (i) with respect to LIBOR Rate Loans, Adjusted LIBOR (as defined in the Credit Agreement) for the applicable Interest Period; and (ii) with respect to Reference Rate Loans (as defined in the Credit Agreement), the greatest of: (i) the rate of interest per annum publicly announced from time to time by HSBC as its prime rate, (ii) the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, plus two hundred basis points (2.00%), provided that if such rate is not so published for any day that is a Business Day (as defined in the credit agreement), the average of the quotation for such day on such transactions received by the Administrative Agent (as defined in the credit agreement), from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent and, upon request of Borrowers (as defined in the Credit Agreement), with notice of such quotations to the Borrowers and (iii) except during any period of time during which LIBOR is unavailable, one-month Adjusted LIBOR plus two hundred basis points (2.00%). The Fund will also pay an unused commitment fee of 35 basis points (0.35%) on any unused commitments.

Borrowings under the Revolving Credit Facility are also subject to the leverage restrictions contained in the 1940 Act.

The Fund currently does not have any plans or arrangements to finance or repay the borrowings under the Revolving Credit Facility.

9. Certain Information Concerning the Fund

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a RIC under Subchapter M of the Code. We are managed by AB PCI, which is as an investment adviser with the SEC. AB PCI oversees the management of our activities and is responsible for making investment decisions for our portfolio.

Our investment objective is to generate current income and prioritize capital preservation through a portfolio that primarily invests in directly-sourced, privately-negotiated, secured, middle market loans. We also have the ability, as granted through an exemptive order granted by the SEC, to co-invest in privately negotiated transactions alongside other investment funds managed by or affiliated with AB PCI. We will invest at least 80% of our assets in debt instruments. We intend to invest in middle-market businesses based in the United States, which we generally define as having enterprise values between $50 million and $500 million. However, from time to time, we may invest in larger or smaller companies.

Our principal office is located at 1345 Avenue of the Americas, 41st Floor, New York, New York 10105 and our telephone number is (212) 969-1000.

As of December 31, 2018, our investment portfolio, with a total fair value of approximately $138 million, consisted of interests in 42 portfolio companies. As of March 31, 2019, our investment portfolio, with a total fair value of approximately $197 million, consisted of interests in 55 portfolio companies.

Available Information. We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, incentive compensation granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed the Schedule TO with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Fund’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Fund’s investor portal to access the Schedule TO and related documents.

Incorporation by Reference. The rules promulgated by the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed on April 1, 2019; and

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed on May 15, 2019.

Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings, at no cost, by writing or telephoning the Fund at its address and telephone number set forth below:

AB Private Credit Investors Corporation

1345 Avenue of the Americas, 41st Floor

New York, NY 10105

Call Toll Free: (212) 969-1000

10. Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares

Shares Outstanding. As of May 17, 2019, there were 8,751,727.657 issued and outstanding Shares, and as of November 27, 2018, there were 5,071,408.922 issued and outstanding Shares. If the Offer is fully subscribed, we could purchase 1,267,852.231 Shares, which would represent 25% of the issued and outstanding Shares as of November 27, 2018. Each stockholder is eligible to tender up to 25% of the issued and outstanding Shares held by that stockholder as of as of November 27, 2018.

Interests of Directors and Executive Officers. As of November 27, 2018 (and as of May 17, 2019), none of our directors and executive officers owned any Shares. None of our directors or executive officers intends to tender any Shares in the Offer. However, our directors and executive officers may in the future, subject to applicable law and applicable policies and practices of the Fund, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer.

The following tables set forth the aggregate number of Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and executive officers, and by all directors and executive officers as a group, as of May 17, 2019. No person owned (to our knowledge and based on the most current Schedule 13Ds and 13Gs filed with the SEC for each such person) more than 5% of the outstanding Shares as of May 17, 2019. For purposes of these tables, and in accordance with the rules promulgated by the SEC, Shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own Shares that he or she has the right to acquire within 60 days after May 17, 2019, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed Shares.

The business address of each of our directors and executive officers is c/o AB Private Credit Investors Corporation, 1345 Avenue of the Americas, New York, New York 10105.

Name of Beneficial Owner	Number of Shares	Total Beneficial Ownership (%)
Interested Directors
J. Brent Humphries	—	0
Matthew Bass	—	0
Independent Directors
John G. Jordan	—	0
Richard S. Pontin	—	0
Terry Sebastian	—	0
Executive Officers
Mark R. Manley	—	0
Wesley Raper	—	0
All directors and executive officers as a group (7 persons)		0

Distribution Reinvestment Plan. The Fund continues to maintain its existing amended and restated distribution reinvestment plan, which first became effective on August 6, 2018.

Recent Securities Transactions. Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, none of the Fund or any of our directors, executive officers, affiliates or subsidiaries have effected any other transactions involving our Shares during the 60 days prior to May 17, 2019.

Other Interests. Except as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Fund’s Annual Report on Form 10-K for the year ended December 31, 2017, which descriptions are incorporated herein by reference, none of the Fund nor, to the best of the Fund’s knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Fund, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

11. Registration under the Exchange Act

The class of Shares is registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Shares pursuant to the Offer pursuant to the terms of the Offer will not result in the class of Shares being deregistered under the Exchange Act.

12. Certain Legal Matters; Regulatory Approvals

We are not aware of any other license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Section 6.

13. Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below), in each case, whose Shares are tendered and accepted for payment pursuant to the Offer. This summary is based upon the Code, U.S. Treasury Regulations promulgated under the

Code, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described in this Offer (possibly on a retroactive basis). This summary assumes that Shares held by stockholders as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary will not be updated for any changes in law and it does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances, or to stockholders subject to special rules, including, without limitation, pass-through entities (including arrangements and entities treated as partnerships, “grantor trusts” and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, U.S. expatriates, mutual funds, real estate investment trusts, BDCs, cooperatives, trusts and estates, persons who mark-to-market our Shares, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction or other integrated investment, stockholders that have a functional currency other than the U.S. dollar, or persons who acquired their Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer. This summary assumes that AB PCIC is and will remain a RIC for U.S. federal income tax purposes for its taxable year which includes each exchange of Shares pursuant to the Offer.

You are urged to consult your tax advisor as to the particular consequences of your participation in the Offer.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Shares that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any State or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions, or (y) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial holder of Shares that is not a “pass-through entity” (including a partnership) for U.S. federal income tax purposes and that also is not a U.S. Holder.

U.S. Holders. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. If, as described below, an exchange of Shares for cash by a U.S. Holder pursuant to the Offer is treated as a sale or exchange of such Shares for U.S. federal income tax purposes, the U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Shares purchased by AB PCIC. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is generally (i) the same as the applicable ordinary income rate for capital assets held for one year or less, or (ii) 15% or 20% (depending on whether the taxpayer’s income exceeds certain threshold amounts) for capital assets held for more than one year. Specific limitations may apply to the deductibility of capital losses by a U.S. Holder. In addition, any loss upon an exchange of Shares by a U.S. Holder for cash pursuant to the Offer who has held the Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received from AB PCIC that were required to be treated by the U.S. Holder as long-term capital gain.

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (i) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder, or (iii) is a “complete redemption” of all Shares owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Shares it actually owns, but also Shares it constructively owns as determined under section 318 of the Code (including, without limitation, Shares that may be acquired through options that it owns or Shares held by certain members of the U.S. Holder’s family).

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in AB PCIC. Whether such a meaningful reduction of the U.S. Holder’s stock interest in AB PCIC results will depend on the U.S. Holder’s particular facts and circumstances. If, as a result of an exchange of Shares for cash pursuant to the Offer, a U.S.

Holder whose relative stock interest in AB PCIC is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of AB PCIC suffers any reduction in its proportionate stock interest in AB PCIC (including any Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in AB PCIC. U.S. Holders should note, however, that because other holders may exchange a greater percentage of their Shares for cash pursuant to the Offer than a particular U.S. Holder, the interest in AB PCIC of a U.S. Holder may increase immediately following the Offer even if both that U.S. Holder exchanges Shares for cash pursuant to the Offer and neither it nor any person whose ownership of Shares is attributed to such U.S. Holder pursuant to the constructive ownership rules described above acquires any other Shares.

Satisfaction of the “substantially disproportionate” test or “complete redemption” test is dependent upon satisfaction of the objective tests respectively set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will satisfy the “substantially disproportionate” test if (1) the percentage of the outstanding voting shares of AB PCIC actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting shares of AB PCIC actually and constructively owned by the U.S. Holder immediately before the exchange, (2) the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately before the exchange, and (3) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of all classes of voting shares of AB PCIC.

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer generally will result in a “complete redemption” if either (i) all of the Shares actually and constructively owned by the U.S. Holder are exchanged for cash pursuant to the Offer or (ii) all of the Shares actually owned by the U.S. Holder are exchanged for cash pursuant to the Offer, the U.S. Holder constructively holds Shares solely as a result of the constructive ownership rules relating “family attribution,” the U.S. Holder timely and properly waives the attribution of those Shares constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and complies with certain other requirements relating to share ownership in AB PCIC. U.S. Holders desiring to waive such constructive ownership of Shares should consult their tax advisors about the applicability of section 302(c)(2) of the Code in their particular circumstances.

U.S. Holders should be aware that an acquisition or disposition of Shares (including by persons whose ownership of outstanding Shares is attributed to a U.S. Holder pursuant to the constructive ownership rules described above) as part of a plan that includes the U.S. Holder’s tender of Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. Holders are urged to consult their tax advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. U.S. Holders should also be aware that their ability to satisfy any of the foregoing tests may be affected by cutbacks pursuant to the Offer. Therefore, the U.S. Holder can be given no assurance, even if the U.S. Holder tenders all of the U.S. Holder’s Shares, that we will purchase a sufficient number of such Shares to permit the stockholder to satisfy any of the foregoing tests. The application of section 302 of the Code is complex. U.S. Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

If a U.S. Holder’s exchange of Shares for cash pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash by such U.S. Holder pursuant to the Offer will be treated as a distribution by AB PCIC to such U.S. Holder, and the U.S. Holder’s adjusted tax basis in the Shares exchanged generally will be added to any Shares retained by the U.S. Holder. If the exchanging U.S. Holder owns no other Shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. The distribution will be treated as a dividend to the extent of AB PCIC’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds AB PCIC’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Shares, and any remaining portion will be taxable as capital gain. Any distributions that are designated as capital gains dividends will be taxed to U.S. Holders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of AB PCIC for the taxable year; without regard to the period for which the U.S. Holder has held its Shares. Any such capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. In light of our investment strategies, dividend income received by a U.S. Holder will generally be taxed at ordinary income rates of up to 37%. Dividend income from us will generally not be eligible for the preferential tax rate on “qualified dividend income” received by U.S. Holders taxed at individual rates from domestic C corporations and certain qualified foreign corporations, except to the extent such dividend income is attributable to dividends received by us from certain corporations. Additionally, dividends received by U.S. Holders who are corporations will not qualify for the dividends received deduction generally available to corporations. In addition, if a U.S. Holder’s exchange of Shares for cash pursuant to the Offer is treated as a dividend to a tendering stockholder, the IRS may take the position that a constructive distribution under section 305(c) of the Code may result to a stockholder whose proportionate interest in the earnings and assets of AB PCIC has been increased by such tender. Stockholders are urged to consult their own tax advisors regarding the possibility of deemed distributions resulting from the sale of Shares pursuant to the Offer.

Notwithstanding the foregoing, the IRS has proposed Treasury regulations that would require the basis reduction associated with a redemption or repurchase (such as pursuant to the Offer) that is taxed as a distribution to be applied on a “share-by-share” basis, which could result in taxable income with respect to some Shares, even though the U.S. Holder’s aggregate basis for the Shares would be sufficient to absorb the entire redemption distribution. In addition, these proposed Treasury regulations would not permit the transfer of basis in the exchanged Shares to the remaining Shares held (directly or indirectly) by the exchanging U.S. Holder. Instead, the unrecovered basis in such Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized, and whether any such final regulations would apply to an exchange of Shares pursuant to the Offer. Accordingly, such proposed Treasury regulations may apply to U.S. Holders exchanging Shares pursuant to the Offer.

Contemporaneous acquisitions or dispositions of Shares by a U.S. Holder or related parties or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining the tax treatment of the Offer to a U.S. Holder. In addition, we cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, cutback of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes pursuant to the rules discussed above.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts. Stockholders should consult their tax advisors regarding the applicability of the Medicare tax to their sale of Shares pursuant to the Offer.

The Fund may be required to withhold a portion of the gross proceeds paid to a U.S. Holder or other payee pursuant to the Offer as backup withholding unless the U.S. Holder has completed and submitted to the Fund an IRS Form W-9 providing the U.S. Holder’s employer identification number or social security number, as applicable, and certifying under penalties of perjury that: (a) such number is correct; (b) either (i) the U.S. Holder is exempt from backup withholding, (ii) the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding as a result of an underreporting of interest or dividends, or (iii) the IRS has notified the U.S. Holder that the U.S. Holder is no longer subject to backup withholding; or (c) an exception applies under applicable law. The applicable rate for backup withholding is currently 24%. Even though the Fund may have received a completed IRS Form W-9 from a U.S. Holder, the Fund may nevertheless be required to backup withhold if it receives a notice from the IRS to that effect.

Non-U.S. Holders. As discussed above, an exchange of Shares for cash by a Non-U.S. Holder will either be treated as a sale or exchange (if the tests described above with respect to U.S. Holders are satisfied) or, alternatively, a distribution for U.S. federal income tax purposes. Any payments to a Non-U.S. Holder that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will generally be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering Non-U.S. Holder who realizes a capital gain on a tender of Shares will generally not be subject to U.S. federal income tax on such gain, unless the stockholder is an individual who is physically present in the United States for 183 days or more and certain other conditions exist. Such persons are advised to consult their own tax advisor. Special rules may apply in the case of Non-U.S. Holders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or residents of the U.S. or (iii) that have a special status for U.S. federal tax purposes, such as “controlled foreign corporations,” corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax advisor.

The Fund generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder that are treated as a dividend, unless the Non-U.S. Holder timely delivers to their financial advisor, or if they do not have a Bernstein financial advisor, ABIS, a properly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, evidencing that such withholding is not required or a reduced rate of withholding (for instance, pursuant to an applicable income tax treaty) is applicable. If a Non-U.S. Holder holds its Shares through a broker or other intermediary, the withholding tax described above may be withheld by such intermediary. However, amounts withheld may be refundable if, for instance, it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, or that the exchange of Shares by such Non-U.S. Holder was treated as an exchange of such Shares for U.S. federal income tax purposes (and not as a distribution for U.S. federal income tax purposes), provided that certain conditions are met. If the amounts are deemed refundable, the Non-U.S. Holder will generally be required to file a U.S. tax return to claim the refund.

A foreign financial institution or non-financial foreign entity that tenders Shares which are accepted for purchase pursuant to the Offer will generally be subject to withholding tax imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and applicable U.S. Treasury regulations promulgated thereunder at a rate of 30 percent of the gross proceeds payable to such foreign financial institution or non-financial foreign entity unless such foreign financial institution or non-financial foreign entity provides to the applicable withholding agent an applicable IRS Form W-8 demonstrating that FATCA withholding is not required. If the applicable withholding agent withholds tax under FATCA, it will not also withhold the 30 percent U.S. federal income tax described previously. The U.S. Treasury Department recently released proposed U.S. Treasury regulations which, if finalized in their present form, would eliminate the application of withholding imposed under FATCA with respect to payments of gross proceeds. Pursuant to these proposed U.S. Treasury regulations, the Fund and any other applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed U.S. Treasury regulations are rescinded. Non-U.S. Holders are urged to consult their own tax advisors to determine the effect, if any, of FATCA on their participation in the Offer.

The preceding discussion is not tax advice. You are urged to consult your tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws.

14. Extension of the Offer; Termination; Amendment

Subject to applicable law and any rules and regulations promulgated by the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to financial advisors and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any Shares not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for Shares, if any of the conditions specified in Section 6 are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the financial advisors and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

•	we increase or decrease the price to be paid for Shares; and

•

the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14, then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

In accordance with the rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer.

15. Fees and Expenses

We will not pay any fees or commissions to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Offer. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of AB PCI, for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, except as otherwise provided in Section 5.

16. Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning AB PCIC.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and the Notice of Intent or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of AB PCIC or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the Notice of Intent. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, any member of our Board of Directors, AB PCI or any of our or their respective affiliates.

AB Private Credit Investors Corporation

May 17, 2019